Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Abivax SA

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, nominal value €0.01 per share	Rule 457(r)	11,679,400	$64.00	$747,481,600	$0.00015310	$114,439.43	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$747,481,600(3)		$114,439.43
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$114,439.43

(1)

Includes 1,523,400 ordinary shares that the underwriters have an option to purchase. These ordinary shares are represented by ADSs, each of which represents one ordinary share of the registrant. ADSs issuable on deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-274845).

(2)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). The fee payable in connection with the offering pursuant to this prospectus supplement has been paid in accordance with Rule 456(b) under the Securities Act and represents deferred payment of the registration fees in connection with the Registrant’s Registration Statement on Form F-3 (Registration No. 333-288884) (the “Registration Statement”). This “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” filed as Exhibit 107 to the Registration Statement in accordance with Rules 456(b) and 457(r) under the Securities Act.